UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):May 6, 2016

The Phoenix Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One American Row, Hartford, CT	06102 -5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 403-5000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed, The Phoenix Companies, Inc. (“Phoenix”), has entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 28, 2015, by and among Nassau Reinsurance Group Holdings, L.P. (“Nassau”), Davero Merger Sub Corp. (“Merger Sub”) and Phoenix, pursuant to which Merger Sub will merge with and into Phoenix, with Phoenix continuing as the surviving corporation and a wholly owned subsidiary of Nassau (the “Merger”).

On May 6, 2016, the Company issued a news release announcing that it had received regulatory approval from the Connecticut Insurance Department for the Merger. A copy of that news release is furnished as Exhibit 99.1. The closing of the Merger remains subject to customary closing conditions and the receipt of approval from the New York State Department of Financial Services.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	News release of The Phoenix Companies, Inc., dated May 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.

Date: May 6, 2016	By:	/s/ Bonnie J. Malley
Name: Bonnie J. Malley
Title: Executive Vice President and Chief Financial Officer